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                             UNITED STATES OF AMERICA
                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549


                                      Form 8-K
                                   CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  June 23, 1997

                           First Financial Bancorp, Inc.
                      -------------------------------------
              (Exact name of registrant as specified in its charter)


          Delaware                 0-22394                 36-3899034
     ------------------       ---------------------     ---------------
      (State or other         (Commission File No.)     (I.R.S. Employer
      jurisdiction of                                   Identification No.)
     of incorporation)


   Registrant's telephone number, including area code:    (815) 544-3167
                                                       --------------------


                             Not Applicable
      --------------------------------------------------------------
       (Former name or former address, if changed since last report)

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Item 5.  Other Events
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On June 23, 1997, the Registrant announced its plans to restructure the
Company's balance sheet.   The text of the press release is attached as
Exhibit 1.

Item 7.  Financial Statements and Exhibits
       -----------------------------------------

           (a)     Exhibits

                    1.     Press Release, dated June 23, 1997.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                FIRST FINANCIAL BANCORP, INC.

DATE:  June 23, 1997                       By: /c/ Steven C. Derr
                                               -----------------------------

                                                   Steven C. Derr, President
                                                   and Chief Executive Officer



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                                 EXHIBIT 1
                               Press Release
                           dated  June 23, 1997


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                              NEWS RELEASE

Date:     June 23, 1997

From:     First Financial Bancorp, Inc.     Contact:    Steven C. Derr
          121 East Locust Street                        President and Chief
          Belvidere, IL 61008                           Executive Officer
          Holding Company for:                          (815) 544-3167
          First Federal Savings Bank

FOR IMMEDIATE RELEASE:


                     FIRST FINANCIAL BANCORP, INC.,
               ANNOUNCES BALANCE SHEET RESTRUCTURING PLAN

Belvidere, Illinois - June 23, 1997. First Financial Bancorp, Inc. ("FFBI") announced today its plans to restructure the Company's balance sheet. In conjunction with this restructuring plan, the Company will realize an estimated charge of $280,000, net of tax, or $0.67 per share during the quarter ended June 30, 1997 subject to market conditions. The charge includes losses taken on the sale of approximately $20.0 million fixed rate first mortgage loans from its portfolio as well as available for sale mortgage-backed securities and collateralized mortgage obligations with a market value of $8.0 million. The impact on book value per share is estimated to be $0.28 per share as the loss on the mortgage-related securities available for sale was previously included as a separate component of equity under Statement of Financial Accounting Standards 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY INSTRUMENTS. The proceeds of the sales may be utilized for the repayment of certain advances with the Federal Home Loan Bank of Chicago and investment in short term liquid securities to be redeployed into a more diverse mixture of lending products. Following the restructuring, the Company's subsidiary Bank will remain well capitalized with an anticipated core capital ratio in excess of 8.00%.

The decision to restructure the Company's portfolio was made as a result of several factors. The foremost reason for the plan is to reduce the Company's exposure rising market interest rate, based on the Company's asset liability model and regulatory models. The Company also anticipates the balance sheet restructuring and the redeployment of cash proceeds will improve the Company's net interest margin to levels more in line with its peers through the redeployment process. Finally, the depth and diversity of lending experience the Bank has acquired in recent quarters along with changes in thrift regulations are anticipated to allow the Company to knowledgeably diversify the balance sheet from its concentration in commodity-type mortgage-related products to other fields of lending with better yields and interest rate sensitivity.

First Financial Bancorp, Inc. is the holding company for First Federal Savings Bank which has two full service offices in Belvidere, Illinois. First Federal has served the Belvidere area for 75 years since opening in 1922. First Financial Bancorp, Inc. is traded on the Nasdaq Small Cap Market under the symbol FFBI.

This announcement contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including interest rate risk, credit risk, economic risks, and other factors described from time to time in the Company's publicly available filings. Such risks could cause the actual results to differ materially.